Exhibit 99.1

Contacts:	David L. Kerr	Joseph C. Tusa, Jr.
	Senior Vice President – Corporate Development	Senior Vice President and
	713.386.1420	Chief Financial Officer
	dkerr@comsys.com	713.386.1428
jtusa@comsys.com

COMSYS IT PARTNERS, INC. REPORTS SECOND QUARTER RESULTS

HOUSTON, TX (August 8, 2005) – COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading information technology staffing services company (the “Company”), today announced its results for the three months ended July 3, 2005. The quarterly adjusted pro forma information for the three months ended June 27, 2004, included in this release gives effect at the beginning of the period to the merger involving Venturi Partners, Inc. and COMSYS Holding, Inc. and the sale of Venturi’s commercial staffing business, each of which occurred on September 30, 2004 (as more fully described below).

Revenue for the quarter ended July 3, 2005, was $162.2 million compared to combined pro forma revenue of $158.2 million for the second quarter of 2004, an increase of 2.5%.

The Company reported net income of $0.7 million in the second quarter of 2005, or $0.05 per diluted share. Included in the net income amount for the second quarter of 2005 was $0.4 million of merger related restructuring and rationalization charges, or $0.03 per diluted share, $0.4 million of stock based compensation expense, or $0.03 per diluted share, and $1.0 million of registration statement fees and expenses, or $0.06 per diluted share. The merger related charges were primarily for salary expense for duplicate back office processing personnel and severance and retention costs for employees who will not remain with the Company. The registration statement fees and expenses were recorded in the second quarter of 2005 as the Company withdrew its proposed equity offering in June 2005.

Net income excluding merger related restructuring and rationalization charges, stock based compensation expense and registration statement fees and expenses was $2.5 million, or $0.16 per diluted share, in the second quarter of 2005. Combined adjusted pro forma net income excluding stock based compensation expense was $2.4 million, or $0.15 per diluted share, in the second quarter of 2004.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, merger related restructuring and rationalization charges, stock based compensation expense and registration statement fees and expenses) was $9.4 million for the second quarter of 2005 and combined adjusted pro forma EBITDA was $12.2 million for the second quarter of 2004. Combined adjusted EBITDA for the second quarter of 2004 includes $1.8 million related to the collection of a receivable in May 2004 that had been fully written off in 2003.

“We continue to be pleased with our financial performance. We have achieved positive net income within three quarters following the merger of COMSYS and Venturi, which we believe is an excellent indicator of the success of our business combination,” said Michael T. Willis, Chairman and Chief Executive Officer. Willis stated, “We are executing against our strategy of acquiring new clients for our IT staff augmentation services and significantly increasing our vendor management service offering. The client managed expenditures under our vendor management service offering have grown by approximately 45% since the beginning of this year.”

As a result of the merger and the sale of Venturi Partners’ commercial staffing business on September 30, 2004, we believe that the most relevant financial information to our current stockholders for periods ended prior to September 30, 2004 is certain non-GAAP financial measures for the information technology businesses of Venturi Partners, Inc. and COMSYS Holding, Inc. on a combined basis. These non-GAAP financial measures are combined pro forma revenue, combined adjusted pro forma EBITDA, adjusted EBITDA, combined adjusted pro forma net income and net income excluding merger related restructuring and rationalization charges, stock based compensation expense and registration statement fees and expenses. These pro forma amounts have been adjusted to reflect the expected cost saving synergies related to the merger. A reconciliation of these non-GAAP financial measures to the financial measures recognized under generally accepted accounting principles in the United States is provided in the attached tables.

COMSYS IT Partners’ Chief Financial Officer, Joseph C. Tusa, Jr., said, “The merger related restructuring and rationalization charges of $0.4 million in the second quarter of 2005 were below our expectations. We achieved $7.3 million of cost reductions which exceeded the annual synergy savings estimate that was identified prior to completing the merger between COMSYS and Venturi Partners by 12%.” Tusa added, “We have made substantial progress on documentation for purposes of implementing the section 404 provisions of the Sarbanes-Oxley Act, with which we are now required to be in compliance by the end of 2005.”

Conference Call Information

COMSYS will conduct a conference call today at 10:00 a.m. Eastern Time to discuss the quarterly financial results. The conference call-in number is 913-981-5558. The call will also be Webcast live and replayed for 30 days at www.comsys.com and www.earnings.com. A telephone replay of the call will be available from 1:00 p.m. Eastern Time on August 8, 2005, until 6:00 p.m. Eastern Time on August 15, 2005, by dialing (719) 457-0820, access code 8869341.

About COMSYS IT Partners

COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading IT staffing company with 41 offices across the U.S. and an office in the U.K. Leveraging more than 30 years of experience, COMSYS has enhanced its core competency of IT staffing services by creating client-centric, cost-effective information system solutions. COMSYS’ service offerings include contingent staff augmentation of IT professionals, permanent recruiting and placement, vendor management and project solutions, including network design and management, offshore development, customized software development and maintenance, software globalization/localization translation services and implementation and upgrade services for SAS, business intelligence and various ERP packages. COMSYS primarily serves Fortune 500 clients in the financial services/insurance, telecommunications, energy, pharmaceutical and healthcare industries and government agencies.

Forward-looking Statements

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:

•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the impact of competitive pressures on its ability to maintain or improve its operating margins, including any change in the demand for the Company’s services;

COMSYS Reports Second Quarter Results

August 8, 2005

•	the entry of new competitors into the U. S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;

•	increases in employment-related costs such as healthcare and unemployment taxes;

•	the possibility of the Company’s incurring liability for the activities of its temporary employees or for events impacting its temporary employees on clients’ premises;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	integration and restructuring associated with the COMSYS and Venturi merger or other business activities and the challenges of achieving anticipated synergies;

•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s business, including its profitability, liquidity or ability to comply with its loan covenants;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill;

•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business; and

•	other matters discussed in this press release and the Company’s most recent definitive proxy statement, Forms 10-K, 10-Q and 8-K, as well as matters discussed in the Company’s future SEC filings.

Although the Company believes that the expectations reflected in its forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. They can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties. The forward-looking statements included in this release are not guarantees of future performance, and we cannot assure the reader that those statements will be realized or that the forward-looking events or circumstances will occur. Actual future results may vary materially. Because of these factors, the Company cautions that investors should not place undue reliance on any of its forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and is not responsible for any changes made to this release by wire or Internet services.

Non-GAAP Financial Measures

This press release includes a presentation of the following financial measures: combined pro forma revenue, net income excluding merger related restructuring and rationalization charges, stock based compensation expense and registration statement fees and expenses, combined adjusted pro forma net income excluding stock based compensation expense, adjusted EBITDA and combined adjusted pro forma EBITDA. These items are not financial measures recognized under generally accepted accounting principles in the United States. The Company has included these non-GAAP financial measures because it believes that they permit a more meaningful comparison of the Company’s operating performance between the periods presented and because management uses them in evaluating the Company’s operating performance. Because these items are not GAAP financial measures, however, other companies may present similarly titled items that are calculated using differing adjustments. Accordingly, these measures as presented in this press release should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. Reconciliations of these non-GAAP financial measures with the most comparable GAAP measurements are provided in the tables below. Investors are strongly urged to review these reconciliations. In addition, the exclusion of restructuring and rationalization charges in certain of these non-GAAP financial measures does not imply that such charges are non-recurring, infrequent or unusual. Restructuring and rationalization charges were incurred in the periods presented, and similar charges may recur in future periods.

COMSYS Reports Second Quarter Results

August 8, 2005

Three Months Ended July 3, 2005
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ($000’s):
Net income	729
Merger related restructuring and rationalization charges	424
Stock based compensation expense	439
Registration statement fees and expenses	950

Net income excluding merger related restructuring and rationalization charges, stock based compensation expense and registration statement fees and expenses	2,542

Three Months Ended June 27, 2004
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ($000’s):
Combined adjusted pro forma income from continuing operations (see attached schedule for reconciliation to GAAP measure)	2,020
Stock based compensation expense	341

Combined adjusted pro forma net income excluding stock based compensation expense	2,361

COMSYS Reports Second Quarter Results

August 8, 2005

COMSYS IT PARTNERS, INC.

UNAUDITED STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED JULY 3, 2005

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

Historical Consolidated
Quarter Ended July 3, 2005
Revenues from services	$162,185
Cost of services	124,647

Gross profit	37,538

Operating costs and expenses
Selling, general and administrative expenses	28,129
Restructuring and integration costs	424
Registration statement fees and expenses	950
Stock based compensation	439
Depreciation and amortization	2,515

32,457

Income from operations	5,081
Interest expense, net	4,348
Other (income) expense, net	4

Income before income taxes	729
Income tax expense (benefit)	—

Net income from continuing operations	$729

Net income from continuing operations per share - Basic	$0.05

Weighted shares outstanding - Basic	15,359

Net income from continuing operations per share - Diluted	$0.05

Weighted shares outstanding - Diluted	16,027

Net income	$729
Adjustments:
Restructuring and integration costs	424
Registration statement fees and expenses	950
Stock based compensation expense	439
Depreciation and amortization	2,515
Interest expense, net	4,348
Other (income) expense, net	4
Income tax expense (benefit)	—

Adjusted earnings before interest, taxes, depreciation and amortization, restructuring and rationalization charges, stock based compensation expense and registration statement fees and expenses (adjusted EBITDA)	$9,409

COMSYS Reports Second Quarter Results

August 8, 2005

COMSYS IT PARTNERS, INC.

UNAUDITED PRO FORMA ADJUSTED STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 27, 2004

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	Historical Consolidated Venturi	Staffing Services Pro Forma Adjustments (1)	Adjusted Consolidated Venturi	Historical Consolidated COMSYS	Pro Forma Adjustments		Pro Forma Combined Consolidated
	Quarter Ended June 27, 2004		Quarter Ended				Quarter Ended June 27, 2004
			June 27, 2004	June 30, 2004
Revenues from services	$136,494	$(68,814)	$67,680	$90,538	$—		$158,218
Cost of services	107,708	(55,417)	52,291	68,928	—		121,219

Gross profit	28,786	(13,397)	15,389	21,610	—		36,999

Operating costs and expenses
Selling, general and administrative expenses	24,358	(10,656)	13,702	14,762	(3,623	)(2)	24,841
Goodwill impairment	41,700	(41,700)	—	—	—		—
Stock based compensation	(89)	(9)	(98)	—	439	(3)	341
Depreciation and amortization	1,025	(160)	865	3,952	320	(4)	5,137

	66,994	(52,525)	14,469	18,714	(2,863)		30,320

Income (loss) from operations	(38,208)	39,128	920	2,896	2,863		6,679
Interest (income) expense, net	300	(468)	(168)	15,600	(11,745	)(5)	3,687

(Gain) on financial restructuring, net	—	—	—	—	—		—
Other (income) expense, net	—	—	—	(3)	—		(3)

Income (loss) before income taxes	(38,508)	39,596	1,088	(12,701)	14,608		2,995
Income tax expense (benefit)	(864)	1,839	975	—	—		975

Income (loss) from continuing operations	$(37,644)	$37,757	$113	$(12,701)	$14,608		$2,020

Income (loss) from continuing operations per share - Basic	$(6.18)	$—	$0.02		$—		$0.13

Weighted shares outstanding - Basic	6,090	—	6,090		9,372		15,462

Income (loss) from continuing operations per share - Fully Diluted	$(6.18)	$—	$0.02		$—		$0.13

Weighted shares outstanding - Diluted	6,090	—	6,090		9,372		15,462

Income (loss) from continuing operations	$(37,644)	$37,757	$113	$(12,701)	$14,608		$2,020
Adjustments:
Goodwill impairment	41,700	(41,700)	—	—	—		—
Stock based compensation	(89)	(9)	(98)	—	439		341
Depreciation and amortization	1,025	(160)	865	3,952	320		5,137
Interest (income) expense, net	300	(468)	(168)	15,600	(11,745)		3,687
Other (income) expense, net	—	—	—	(3)	—		(3)
Income tax expense (benefit)	(864)	1,839	975	—	—		975

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$4,428	$(2,741)	$1,687	$6,848	$3,623		$12,158

COMSYS Reports Second Quarter Results

August 8, 2005

NOTES TO UNAUDITED PRO FORMA ADJUSTED

STATEMENT OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 27, 2004

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1)	These pro forma adjustments reflect the sale of the Staffing Services division of Venturi and reflect the estimated reduction in revenues from services, cost of services and expenses that would have occurred had the divestiture occurred at the beginning of the period presented. The pro forma adjustments for revenues from services and cost of services are based on actual amounts recorded by the Staffing Services division in the period. The pro forma adjustments related to other operating expenses are also principally based on actual expenses directly recorded by the Staffing Services division.

(2)	Reflects $3,623 of estimated cost savings expected to be realized upon completion of the integration of COMSYS and Venturi. These savings primarily relate to reduced compensation expense following the elimination of duplicative management, operating and administrative headcount, reduced rent expense following the consolidation of operating locations and reduced administrative expense following the elimination of duplicative corporate infrastructure.

(3)	In connection with the merger, all the outstanding shares of COMSYS Class D redeemable preferred stock were exchanged for an aggregate of 1,411,423 shares of Venturi common stock valued at $11.20 per share. One-third of the common shares were vested at the closing of the merger, one-third vest in equal installments on January 1 in each of the years 2005, 2006 and 2007, and the remaining one-third vest in equal annual installments if specified earnings targets are met for the fiscal years 2004, 2005 and 2006; provided, however, that the remaining unvested shares are subject to immediate vesting upon the occurrence of certain events specified in the management incentive plan. This adjustment reflects the amortization expense associated with the portion of deferred compensation that vests ratably over a three year period ($439).

(4)	Identifiable intangibles related to the merger primarily include customer lists totaling approximately $6,407. The estimated useful life of these assets is five years and the amortization thereof ($320 per quarter) has been recorded as a pro forma adjustment. This estimate of identifiable intangibles is based on a discounted cash flow analysis of estimated earnings attributable to customers for which Venturi performs services under contracts.

(5)	Reflects adjustments to eliminate historical interest expense and to record the pro forma interest expense related to the new credit facilities and preferred stock issued in connection with the merger (assuming the merger had been effected at the beginning of the period presented).

COMSYS Reports Second Quarter Results

August 8, 2005

The components of the pro forma changes to historical interest expense are as follows:

Elimination of historical interest expense	$(15,432)
Pro forma interest expense:
Dividends on mandatorily redeemable preferred stock	842
Junior term loan	1,663
Senior revolver	671
Senior term loan	188
Commitment fees	34
Amortization of deferred financing costs & other	289

Net changes to historical interest expense	$(11,745)

COMSYS Reports Second Quarter Results

August 8, 2005

COMSYS IT PARTNERS, INC.

UNAUDITED SELECTED BALANCE SHEET DATA

(IN THOUSANDS)

	As of July 3, 2005	As of January 2, 2005
Cash and cash equivalents	$—	$—
Accounts receivable, net	$148,182	$131,445
Working capital	$22,441	$16,587
Senior credit facility	$65,545	$62,623
Second lien term loan	$70,000	$70,000
Mandatorily redeeemable preferred stock	$24,999	$23,314
Stockholders’ equity	$37,966	$36,025

COMSYS Reports Second Quarter Results

August 8, 2005